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                [LETTERHEAD OF KIPNIS TESCHER LIPPMAN VALINSKY & KAIN]

                                                              March 13, 1997

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     Re: Group Long Distance, Inc. (the "Company") / Registration Statement on Form SB-2, as amended, Registration No. 333-17681 (the "Registration Statement")


Gentlemen:

     The undersigned has acted as special securities counsel to the Company in connection with the Registration Statement filed by the Company; with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the offering of up to 1,375,000 shares of common stock, no par value (the "Common Stock") and redeemable warrants to purchase up to 1,375,000 shares of Common Stock (the "Redeemable Warrants") by the Company.

     We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

     Based upon such examination, it is our opinion that when there has been compliance with the Act and applicable state securities laws and when the Underwriting Agreement, a form of which has been filed as an exhibit to the Registration Statement, is duly and validly executed and delivered, the Common Stock and Redeemable Warrants, when issued, delivered and paid for in the manner described in such Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus consituting a part thereof, as originally filed or as subsequently amended or

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Securities and Exchange Commission
450 Fifth Street, NW
Page 2

supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                    Very truly yours,



                                    KIPNIS TESCHER LIPPMAN
                                    VALINSKY & KAIN
                                    /s/ Kipnis Tescher Lippman Valinsky & Kain